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     COVER-ALL TECHNOLOGIES INC. REPORTS PROFITABLE YEAR-END 2003 AND FOURTH
     -----------------------------------------------------------------------
                            QUARTER OPERATING RESULTS
                            -------------------------

FAIR LAWN, NEW JERSEY (March 30, 2004) - Cover-All Technologies Inc. (OTC Bulletin Board: COVR.OB), a Delaware corporation ("Cover-All" or the "Company"), today announced revenues and earnings from operations for the year and quarter ended December 31, 2003.

Net income for the twelve months ended December 31, 2003 and 2002 was $392,000, or $0.03 per share, and $877,000, or $0.06 per share, respectively. Revenues for the twelve months ended December 31, 2003 were $7,524,000 as compared to $8,142,000 in the same period in 2002. Total cost of revenues decreased for the twelve months ended December 31, 2003 from $4,317,000 to $4,170,000, a decrease of $147,000 or 3% over the same period in 2002. Total expenses decreased 4% in 2003 over 2002.

Net income for the three months ended December 31, 2003 was $115,000, or $0.01 per share, compared to $1,298,000, or $0.09 per share, in the same quarter of 2002. Revenues for the three months ended December 31, 2003 were $1,969,000 compared to $3,380,000 in the same period in 2002.

John Roblin, Chairman of the Board of Directors, President and Chief Executive Officer of the Company, stated: "We are pleased to report our third consecutive profitable year and fifth consecutive profitable quarter in a challenging but improving economic environment. While total revenues were down slightly from 2002, our revenue from our ASP and maintenance grew to $5,071,000, and professional services revenue increased by more than 37% to $1,457,000 in 2003. We also decreased annual operating expenses for the fourth consecutive year.

"During 2003, we completed development of My Insurance Center Rating & Issuance. This Internet-based component is part of our My Insurance Center Solution Offering and is designed to enable existing Classic customers to take advantage of exciting new capabilities without complex and disruptive conversion effort. We expect that many of our existing customers will license MIC Rating & Issuance in 2004.

"We are also encouraged by the marketplace response to My Insurance Center. My Insurance Center's revolutionary design and sophisticated capabilities are being well received in the marketplace by both our existing and potential customers. We will be introducing a number of exciting new capabilities to My Insurance Center in 2004 that will further enhance our integrated, "real time" solutions.

"We are proud of our continued progress in 2003 and look forward to the opportunities in 2004."

ABOUT COVER-ALL TECHNOLOGIES INC.

Cover-All Technologies Inc., since 1981, has been a leader in developing sophisticated software solutions for the property and casualty insurance industry - first to deliver PC-based commercial insurance rating and policy issuance software. Currently, Cover-All is building on its reputation for quality insurance solutions, knowledgeable people and outstanding customer service by creating new and innovative insurance solutions that leverage the latest technologies and bring our customers outstanding capabilities and value.

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With our extensive insurance knowledge, our experience and our commitment to quality, Cover-All continues its tradition of developing technology solutions designed to revolutionize the way the property and casualty insurance business is conducted.

Additional information is available online at www.cover-all.com.
                                              -----------------

Cover-All, My Insurance Center (MIC) and Insurance Policy Database (IPD) are trademarks of Cover-All Technologies Inc. All other company and product names mentioned are trademarks or registered trademarks of their respective holders.

Statements in this press release, other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks which may cause the Company's actual results in future periods to differ materially from expected results. Those risks include, among others, risks associated with increased competition, customer decisions, delays in productivity programs and new product introductions, and other business factors beyond the Company's control. Those and other risks are described in the Company's filings with the Securities and Exchange Commission ("SEC") over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

FOR INFORMATION ON COVER-ALL, CONTACT:

Ann Massey
Chief Financial Officer
201/794-4894
amassey@cover-all.com
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The following is a summary of operating highlights for the three and twelve months ended December 31, 2003 and 2002.

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

                                      COVER-ALL TECHNOLOGIES INC. AND SUBSIDIARIES
                                                  OPERATING HIGHLIGHTS


                                                       THREE MONTHS ENDED                   TWELVE MONTHS ENDED
                                                       ------------------                   -------------------
                                                          DECEMBER 31,                         DECEMBER 31,
                                                          ------------                         ------------
                                                   2 0 0 3            2 0 0 2           2 0 0 3            2 0 0 2
                                                   -------            -------           -------            -------
REVENUES:
     Licenses                                    $     512,000      $   1,772,000     $     995,000      $   2,180,000
     Maintenance                                     1,122,000          1,108,000         4,470,000          4,389,000
     Professional Services                             193,000            367,000         1,457,000          1,060,000
     Application Service Provider
        Services                                       142,000            133,000           602,000            513,000
                                               ---------------    ---------------   ---------------    ---------------
     TOTAL REVENUES                                  1,969,000          3,380,000         7,524,000          8,142,000
                                               ---------------    ---------------   ---------------    ---------------

COSTS AND EXPENSES:
     Cost of Sales                                   1,102,000          1,324,000         4,170,000          4,317,000
     Research and Development                          129,000            155,000           533,000            599,000
     Sales and Marketing                               256,000            204,000           984,000            901,000
     General and Administrative                        364,000            488,000         1,306,000          1,418,000
     Other Expense (Income), Net                       (46,000)                --          (54,000)                 --
     Interest Expense, Net                              49,000             51,000           193,000            169,000
                                               ---------------    ---------------   ---------------    ---------------

TOTAL COSTS AND EXPENSES                             1,854,000          2,222,000         7,132,000          7,404,000
                                               ---------------    ---------------   ---------------    ---------------

     INCOME BEFORE INCOME
        TAX BENEFIT                              $     115,000      $   1,158,000     $     392,000      $     738,000
                                               ---------------    ---------------   ---------------    ---------------

     INCOME TAX BENEFIT                                     --            139,000                --            139,000
                                               ---------------    ---------------   ---------------    ---------------

     NET INCOME                                  $     115,000      $   1,297,000     $     392,000      $     877,000
                                               ===============    ===============   ===============    ===============

BASIC EARNINGS
    PER COMMON SHARE                             $        0.01      $        0.09     $        0.03      $        0.06
                                               ===============    ===============   ===============    ===============

DILUTED EARNINGS
    PER COMMON SHARE                             $        0.00      $        0.07     $        0.02      $        0.04
                                               ===============    ===============   ===============    ===============
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